As filed with the Securities and Exchange Commission on June 22, 2005	Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

HURCO COMPANIES, INC.
(Exact name of registrant as specified in its charter)

        Indiana                                                     35-1150732
(State or other jurisdiction                                                 (I.R.S. Employer
                of incorporation or organization)                                              Identification No.)

One Technology Way
Indianapolis, Indiana                                                     46268
(Address of Principal Executive Offices)                                           (Zip Code)

HURCO COMPANIES, INC.
1997 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Stephen J. Alesia
One Technology Way
Indianapolis, Indiana 46268
(Name and address of agent for service)

(317) 293-5309
(Telephone number, including area code, of agent for service)

Copy to:
David C. Worrell
                                                               Baker & Daniels LLP
                                                                300 North Meridian Street, Suite 2700
                                                            Indianapolis, Indiana 46204
                                                                (317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, no par value	250,000 shares	$17.415	$4,353,750.00	$512.44

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Hurco Companies, Inc. 1997 Stock Option and Incentive Plan (the "Plan") as to the result of stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).

(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the Nasdaq Stock Market on June 21, 2005, which was $17.415 per share.

EXPLANATORY NOTE; INCORPORATION BY REFERENCE

This Registration Statement relates to the registration of 250,000 additional shares of Common Stock, no par value, of Hurco Companies, Inc. (the “Registrant”) reserved for issuance and delivery under the Registrant's 1997 Stock Option and Incentive Plan, as amended (the “Plan”). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant’s shareholders on March 16, 2005. Pursuant to Form S-8 Registration Statements filed by the Registrant on October 8, 1997 and October 19, 2000, the Registrant has previously registered an aggregate of 750,000 shares of Common Stock reserved for issuance under the Plan. The contents of those Form S-8 Registration Statements (File Nos. 333-37401 and 333-48204) are incorporated herein by reference pursuant to General Instruction E to the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 21, 2005.

HURCO COMPANIES, INC.

By: /s/ Stephen J. Alesia
Stephen J. Alesia
                                          Vice President, Secretary, Treasurer
                                          and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Michael Doar and Stephen J. Alesia, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Michael Doar and Stephen J. Alesia, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date
/s/ Michael Doar	Chairman of the Board, Chief	June 21, 2005
Michael Doar	Executive Officer and Director (Principal Executive Officer)
/s/ Stephen J. Alesia	Vice President, Secretary,	June 21, 2005
Stephen J. Alesia	Treasurer and Chief Financial Officer (Principal Financial Officer)
/s/ Sonja K. McClelland	Corporate Controller	June 21, 2005
Sonja K. McClelland	(Principal Accounting Officer)
/s/ Stephen H. Cooper	Director	June 21, 2005
Stephen H. Cooper
/s/ Robert W. Cruickshank	Director	June 21, 2005
Robert W. Cruickshank
/s/ Richard T. Niner	Director	June 21, 2005
Richard T. Niner

/s/ O. Curtis Noel	Director	June 21, 2005
O. Curtis Noel
/s/ Charles E. Mitchell Rentschler	Director	June 21, 2005
Charles E. Mitchell Rentschler
/s/ Gerald V. Roch	Director	June 21, 2005
Gerald V. Roch

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on 10-Q for the quarter ended July 31, 2000).
4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 11, 2005).
4.3	Hurco Companies, Inc. 1997 Stock Option and Incentive Plan, as amended (incorporated by reference to Annex A to the Registrant’s Proxy Statement filed with the Commission on January 28, 2005).
5	Opinion of Baker & Daniels LLP, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Baker & Daniels LLP (included in Exhibit 5).
24	Powers of Attorney (included on the Signature Page of the Registration Statement).